EXHIBIT 16.1

Vogel CPAs, PC

12400 Coit Road, Suite 1000

Dallas, Texas 75251-2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of EnerTeck Corporation for the event that occurred on January 20, 2017, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Vogel CPA, PC

Vogel CPAs, PC